Exhibit 10.1

AMENDMENT #2 TO CONVERTIBLE PROMISSORY NOTE

This Amendment #2 to Convertible Promissory Note (this “Amendment”) is entered into as of July 7, 2023, by and between Streeterville Capital, LLC, a Utah limited liability company (“Lender”), and NRX Pharmaceuticals, Inc., a Delaware corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below) and Amendment #1 (as defined below).

A.           Borrower previously issued to Lender that certain Convertible Promissory Note dated November 4, 2022 in the principal amount of $11,020,000.00 (the “Note”).

B.            Pursuant to that certain Amendment to Convertible Promissory Note dated March 30, 2023 (“Amendment #1,” and together with this Amendment, the “Amendments”), Borrower and Lender amended the Note to address ownership limitation issues.

C.            Lender and Borrower have agreed, subject to the terms, conditions and understandings expressed in this Amendment, to amend the Note and Amendment #1.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.            Cash Payment. Notwithstanding the terms and conditions of the Note and Amendment #1, Borrower covenants and agrees to pay to Lender an amount in cash equal to $1,800,000.00 on or before July 10, 2023. Borrower shall make such payment to Lender via wire to an account designated in writing by Lender.

3.            Equity Conditions. Notwithstanding the terms and conditions of the Note and Amendment #1, Lender agrees that from the date hereof until December 31, 2023, Borrower may pay any Redemption Amount via a Redemption Conversion, even if an Equity Conditions Failure exists.

4.            Minimum Debt Service Payment; Maximum Monthly Redemption Amount; Waiver. Notwithstanding the terms and conditions of the Note and Amendment #1, Borrower shall, beginning on or before July 31, 2023, and on or before the last day of each month thereafter until December 31, 2023 (the “Minimum Payment Period”), pay to Lender an amount equal to $400,000.00 in cash, less any Redemption Amount satisfied in Redemption Conversion Shares for such month (each, a “Minimum Payment”). For any portion of a Redemption Amount to be deemed satisfied in Redemption Conversion Shares, such shares must have been deposited and cleared for resale in Lender’s brokerage account. For the avoidance of doubt, (i) Borrower shall make six (6) separate Minimum Payments to Lender in the amount of $400,000.00 under this Section 4 during the Minimum Payment Period, (ii) that portion of each Minimum Payment that is not satisfied in Redemption Conversion Shares is the maximum amount of cash Borrower shall be required to pay in fulfillment of its obligations under this Section 4, and (iii) Lender may still submit Redemption Notices during the Minimum Payment Period for any Redemption Amount, up to the Maximum Monthly Redemption Amount, in excess of the Minimum Payment, which amount Borrower may satisfy in Redemption Conversion Shares. Moreover, Lender hereby waives the application of the Trigger Effect and any of the other remedies set forth in Section 4 of the Note, including without limitation any Default Interest or other fees and expenses applicable to Trigger Events or Events of Default that may have heretofore occurred (the “Waiver”). Notwithstanding the foregoing, the Waiver shall not apply to any Trigger Events or Events of Default occurring after the date of this Amendment.

5.            Redemption Premium. For the avoidance of doubt, all Minimum Payments and any other payment of any Redemption Amount in cash, including the required cash payment set forth in Section 2 hereof, shall be subject to the Redemption Premium.

6.            Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)            Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

(b)            There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could reasonably be expected to materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c)            Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the Note or any other transaction documents entered into in connection with the Note (the “Transaction Documents”).

(d)            Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e)            Each of Borrower and Lender represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or Amendment #1 or have occurred prior to the date hereof.

7.            Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with this Amendment.

8.            Other Terms Unchanged. The Note and Amendment #1, as amended by this Amendment, remain and continue in full force and effect, constitute legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note and Amendment #1 as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note or Amendment #1, the terms of this Amendment shall control. Except as otherwise set forth herein, no forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note or Amendment #1, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Note.

9.            No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

10.            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

11.            Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

LENDER:

Streeterville Capital, LLC

By:
John M. Fife, President

BORROWER:

NRX Pharmaceuticals, Inc.

By:
Stephen Willard, CEO

[Signature Page to Amendment #2 to Convertible Promissory Note]